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                                                                EXHIBIT 10.11(a)

                        AMENDMENT TO BETA-SITE AGREEMENT


         This Amendment is made as of the 23rd day of November, 1998 between InterDigital Communications Corporation ("IDC") and WorldWide Wireless Corporation, Inc. ("WWW"), with reference to the following recitals:

         A. IDC and WWW are parties to a certain Beta-Site Agreement (the "Agreement") dated August 12, 1997 regarding the deployment of IDC's wireless local loop TrueLink(TM) equipment for the Vermont Beta-Site (as defined in the Agreement). The Agreement as amended hereby is also refereed to herein as the "Agreement".

         B. IDC and WWW have reassessed their respective needs in view of further analysis of the scope of the Beta-Site test and the passage of time without receipt of all necessary licenses, permits, etc. under Section 9.0 of the Agreement, and desire to amend the Agreement as set forth below.

         NOW, THEREFORE, in consideration of the above recitals, the mutual promises contained herein and intending to be legally bound thereby, the parties agree as follows:

I. Obligations of InterDigital. Section 2.0 of the Agreement is hereby amended at line 5 to specify the number of lines to be fifty (50).

II. Obligations of WWW. Section 3.0 is amended at line 8 to read "...FSUs units eleven (11) through fifty (50), as described in ...", and to add to the end of line 9 the following: "; and such additional amount as InterDigital may determine necessary for infrastructure equipment necessary to accommodate units fifty (50) to one hundred (100), to the extent pursued."

III. Coordination & Time for Performance. Pursuant to Section 4.0 of the Agreement, the Technical Liaisons for WWW and IDC are as follows:

                  Chris Giacoponello
                  Director, Program Management
                  InterDigital Communications Corporation
                  781 Third Ave.
                  King of Prussia, PA 19406
                  610-878-5658 (tel.)
                  610-992-9432 (fax)

                  Mr. Michael Tedesco
                  Operations Manager
                  New England Wireless
                  RR#2, Box #218 Rte. 15
                  Jericho, VT 05465
                  802-899-1301 (tel.)
                  802-899-1302

IV. Notices. Section 13.0 of the Agreement is hereby amended to indicate that the address and person for notices to WWW is as follows:



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                  Scott Wendel
                  Chief Operating Officer
                  New England Wireless
                  RR#2, Box #218 Rte. 15
                  Jericho, VT 05465
                  802-674-2206 (tel.)
                  802-674-2751 (fax)

V. Schedule - A. Schedule - A of the Agreement is to be replaced by the Amended Schedule - A, attached hereto and made a part of this Amendment. In part, this amended schedule reduces the number of FSUs required to be purchased by WWW to fifty (50) FSUs. Accordingly, WWW shall have the option to purchase an additional four hundred and fifty (450) FSUs under the terms and provisions set forth in the Agreement by providing IDC with WWW's written order for the same, conditioned on IDC's acceptance of such order within thirty (30) days of its receipt of the order.

VI. Termination. IDC shall have the right, at any time at least fifteen (15) days prior to the installation of the TrueLink(TM) equipment at the Beta-Site in accordance with the Agreement, to terminate the Agreement for any reason by notice to WWW. The Agreement shall terminate automatically on March 15, 1999 in the event installation of the TrueLink(TM) equipment at the Beta-Site in accordance with the Agreement has not commenced by such date. Termination of the Agreement pursuant to this paragraph shall be without liability to either party on account of such termination.

VII. Effect. Except as amended and modified herein, the Agreement shall continue in full force and effect.

INTENDING TO BE LEGALLY BOUND, the parties have executed this Amendment as of the date first above written.

                   INTERDIGITAL COMMUNICATIONS CORPORATION


                   By: /s/Joseph Gifford
                       ----------------------------------------
                       Joseph Gifford, Executive Vice President


                   WORLDWIDE WIRELESS CORPORATION, INC.


                   By: /s/Scott Wendel
                       ---------------------------------------------------
                       Scott Wendel, President and Chief Operating Officer

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                              AMENDED SCHEDULE - A

                             TECHNICAL SPECIFICATION


         Initial frequency contemplated as being 1.8 gHz;

Equipment Provided:

         The Central Office Terminal (COT) and Radio Distribution Unit (RDU) equipment connect the TrueLink(TM) Radio Carrier Station (RCS) to the phone network switch. The RCSs are the "base stations". The Fixed Subscriber Units
(FSUs) are installed at the customers premises. The Local Craft Terminals (LCTs) and Field Measurement Units (FMUs) are used for installation and system control.

         The site, when completely built-out will consist of 1 RDU, 1 COT, 1 LCT, 1 RCS, 50 FSUs and 1 FMU.

Time Frame:

         The TrueLink(TM) equipment, and more importantly the system's operation, will be installed and made operational on a phased schedule. During this period service may be interrupted as RDU, COT and RCS capacity is increased and/or modified. The final schedule will depend on material availability, availability of installation personnel and system performance. Phases shall not be initiated until the installation and verification of system performance is verified for the previous stage.

         Detailed scheduling will be determined prior to installation by mutual agreement. Installation of the TrueLink(TM) equipment will not commence until the required licenses and frequencies are procured pursuant to Section 9.0 of this Agreement.

Provided Services/Capabilities:

         32 Kbit/s ADPCM - Voice call - with dial and DTMF capability.

         64 Kbit/s PCM channel for up to 14.4 Kbit/s FAX and 28.8 Kbit/s modem data.

         All equipment is supplied for indoor installation and use only.

         Network interface will be 2 wire analog provided by conversion of V5.1 interface with COT.


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         RCS Antenna height will be the maximum that WWW can provide. The RCS antenna will be omni-directional.

         The FSUS antenna height shall not extend beyond the roof line, except where an existing TV antenna mast can be used, unless permission of the owner is granted. There may be situations where a "line of sight" antenna installation aimed toward the base station will not be possible without extending above the roof line.

         The FSUS will require 120 VAC, 60 Hz at a maximum of 30 watts. IDC will assume no responsibility for installation or upgrading of customer's electrical service or outlets.

Miscellaneous:

         Subsequent to Beta-Site installation, the capability for POTS (as that term is used in the industry), and thereafter ISDN data capability, may be evaluated upon terms and conditions as agreed upon at that time between the parties.


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